Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-8 of SeaSpine Holdings Corporation of our report dated March 2, 2018, relating to the 2017 consolidated financial statements, and the financial statement schedule of SeaSpine Holdings Corporation, appearing in the Annual Report on Form 10-K of SeaSpine Holdings Corporation for the year ended December 31, 2017.

/s/ RSM US LLP
Los Angeles, California
July 2, 2018